Exhibit 99.2

AMENDMENT No. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 to the Consulting Agreement (this “Amendment”), dated effective March 1, 2018, is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Client”), on the one hand, and Accelerated Healthcare Innovations LLC, a Massachusetts limited liability company (the “Consultant”), on the other hand. The Client and the Consultant will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Consulting Agreement dated March 1, 2018 between the Client and the Consultant (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, the Client and Consultant have entered into the Consulting Agreement pursuant to which Consultant was engaged by the Client to perform Services for Compensation;

WHEREAS, pursuant to the Agreement, Compensation included a flat fee of $48,000 and the issuance of 60,000 shares of Common Stock of the Client (the “Shares”); and

WHEREAS, pursuant to Section 21 of the Agreement, the Parties wish to amend the Agreement to modify the cash fee and to eliminate the obligation to issue the Shares so that Compensation only includes cash fees.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                Modification of Cash Fee and Elimination of Obligation to Issue Shares. Pursuant to Section 21 of the Agreement, Sections 7-9 of the Agreement are hereby amended so that, as amended, Section 7-9 of the Agreement read as follows:

Compensation

7.	The Consultant will charge the Client an hourly rate of $125.00 per hour not to exceed an aggregate total of $48,000.00 for the Services (the “Compensation”).

8.	The Compensation will be earned and the Client will be invoiced as follows:

-	One sixth at the end of first, second, third, fourth, and fifth month, and final payment upon completion and acceptance of deliverables.

9.	Invoices submitted by the Consultant to the Client are due within 30 days of receipt.

Exhibit A of the Agreement is also eliminated.

2.                No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3.                Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4.                Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

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5.                Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

6.                Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

CLIENT:	IIOT-OXYS, Inc.

Date: July 31, 2018	By	/s/ Patrick Phillips
Patrick Phillips, COO

CONSULTANT:	Accelerated Healthcare Innovations LLC

Date: July 31, 2018	By	/s/ Clifford L. Emmons
Clifford L. Emmons, Managing Member

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EXHIBIT A

Consulting Agreement dated March 1, 2018

[See Attached]

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